Exhibit 99.1

IceWEB Reports First Quarter of Net Income

Improved Operating Results, Gain on Sale of Subsidiary Lead to Q2 EPS of $0.08

•	On Thursday May 14, 2009, 2:54 pm EDT

DULLES, Va.--(BUSINESS WIRE)--IceWEB, Inc.™ (OTCBB:IWEB - News), www.iceweb.com, today announced financial results for its fiscal second quarter for the period ended March 31, 2009.

Some of the highlights include:

•	Net income of $2.7 million, or $0.08 per diluted share, compared to a loss of $(1.6) million, or $(0.10) per diluted share in the year-earlier period.
•	Gross margin increases to 41.1% compared to 16.4% in the 2008 fiscal second quarter and 27.2% from the 2009 fiscal first quarter.
•	Loss from continuing operations was reduced by 59.7% to $0.56 million
•	Debt and liabilities declined from approximately $9 million at its fiscal year ended September 30, 2008, to $4.0 million.

Revenue for the 2009 second quarter was $1.4 million compared to $3.9 million for the same period in fiscal 2008. Revenue declined due to the Company’s decision to divest its IceWEB Solutions Group, Inc. (VA) subsidiary, a reseller of low-margin hardware & software products. IceWEB recognized a one-time gain on the divestiture of the subsidiary of approximately $3.5 million. Second quarter total operating expenses were $1.1 million, which included $510,000 of non-cash items, compared to $2.0 million in the year-earlier period, which included $520,000 of non-cash items. After adjusting for non-cash items and interest expense, the Company’s pro-forma EBITDAs (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based compensation) for the 2009 fiscal second quarter was $3.4 million, compared to a loss of $872,000 in the previous year.

“We believe the improved operating results for the second fiscal quarter are a result of the transition from sales of lower margin products to proprietary storage products we own and manufacture,” said John R. Signorello, Chairman and Chief Executive Officer of IceWEB, Inc. “The sale of IceWEB Solutions Group improves our balance sheet, and allows management to focus on the many opportunities to increase sales of our storage products. We believe that these initiatives will favorably impact results over the balance of the year, leading to growing sales, additional margin improvement and improved profitability.”

NON-GAAP Financial Measures

The Company uses non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. Company management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of the performance of our core cash operations. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management.

EBITDA

As is common in the industry, the Company uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash items. (e.g. depreciation, amortization & stock-based compensation expense). The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows. In managing its current and future affairs, the Company cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance on the Company’s net loss, not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations or any other measure for determining operating performance of liquidity, as determined under GAAP. The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expenses.

About IceWEB, Inc.

Headquartered just outside of Washington, D.C., IceWEB manufactures and markets storage solutions and on-line application services. Its customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB). For more information, please visit www.IceWEB.com.

Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to business conditions and the amount of growth in the computer industry and general economy, competitive factors, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q. The Company does not undertake any obligation to update forward-looking statements.

FINANCIAL CHARTS TO FOLLOW

ICEWEB, Inc.

Consolidated Balance Sheet

March 31, 2009

(Unaudited)

CURRENT ASSETS:	March 31, 2009	September 30, 2008 (1)
Cash	$8,358	$4,780
Accounts receivable, net of allowance for doubtful accounts of $9,000	840,282	3,094,110
Inventory, net	122,334	400,312
Other current assets	23,905	21,572
Prepaid expenses	46,820	55,155
	1,041,699	3,575,929

OTHER ASSETS:
Property and equipment, net of accumulated depreciation of $1,505,014	1,004,899	1,169,369
Deposits	73,955	61,418
Intangible assets, net of accumulated amortization of $303,862	911,588	1,132,612
Total Assets	$3,032,141	$5,939,328

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,244,421	$7,762,872
Notes payable	1,577,640	1,372,565
Deferred revenue	12,476	13,164
	2,834,537	9,148,601

Long-Term Liabilities
Notes Payable	1,197,536	956,520
Total Liabilities	4,032,073	10,105,121

Stockholders’ Deficit
Preferred stock ($.001 par value; 10,000,000 shares authorized) Series A convertible preferred stock ($.001 par value; 0 shares issued and outstanding)	—	—
Series B convertible preferred stock ($.001 par value; 1,253,334 shares issued and outstanding)	1,253	1,253
Common stock ($.001 par value; 1,000,000,000 shares authorized; 41,267,950 shares issued and 41,105,250 shares outstanding)	41,270	24,690
Additional paid in capital	17,039,595	15,953,221
Accumulated deficit	(18,069,050)	(20,131,957)
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)
Total stockholders’ deficit	(999,932)	(4,165,793)

Total Liabilities and stockholders’ deficit	$3,032,141	$5,939,328

(1) Derived from audited financial statements

ICEWEB, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31		Six Months Ended March 31
	2009	2008	2009	2008

Sales	$1,369,702	$3,902,131	$3,110,290	$8,114,863

Cost of sales	806,391	3,264,075	2,074,066	6,877,890

Gross profit	563,311	638,056	1,036,224	1,236,973

Operating expenses:
Marketing and selling	19,268	59,314	30,512	88,720
Depreciation and amortization	170,798	76,533	347,045	152,364
Research and development	76,865	85,730	156,431	85,730
General and administrative	858,256	1,811,312	1,527,415	2,818,260

Total Operating Expenses	1,125,187	2,032,889	2,061,403	3,145,074

Income (loss) From Operations	(561,876)	(1,394,833)	(1,025,179)	(1,908,101)

Other income (expenses):
Gain from sale of subsidiary	3,452,236	—	3,452,236	—
Interest income	660	1,661	1,142	2,584
Interest expense	(169,080)	(187,371)	(365,294)	(285,007)

Total other (expenses):	3,283,816	(185,710)	3,088,084	(282,423)

Net income (loss)	$2,721,940	$(1,580,543)	$2,062,905	$(2,190,524)

Basic income (loss) per common share	$0.08	$(0.10)	$0.07	$(0.15)
Diluted loss per common share	$0.08	$(0.10)	$0.06	$(0.15)

Weighted average common shares outstanding-basic	32,671,802	15,272,865	30,736,308	14,679,343
Weighted average common shares outstanding-diluted	34,667,320	15,272,865	32,829,375	14,679,343

ICEWEB, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended March 31,
	2009	2008

NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES	$(788,470)	$(633,426)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(15,118)	(35,691)
Cash used in acquisitions, net	—	(1,311,318)
NET CASH USED IN INVESTING ACTIVITIES	(15,118)	(1,347,009)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of equipment financing	(45,114)	(44,136)
Repayment of notes payable - related party	—	(115,767)
Payment on notes payable with common stock	197,274	—
Proceeds from notes payable	6,175,684	6,043,934
Payments on notes payable	(5,684,478)	(4,872,667)
Proceeds from exercise of common stock options	163,800	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	807,166	1,011,364

NET INCREASE (DECREASE) IN CASH	3,578	(969,071)

CASH - beginning of year	4,780	1,092,470

CASH - end of period	$8,358	$123,399

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$365,294	$276,566
Income taxes	—	—

Acquisition details:
Intangible assets	$—	$1,215,450
Liabilities assumed	$—	$(614,668)
Common stock issued	$—	$876,846
Direct costs	—	740,000
Fair value of assets acquired	$—	$2,688,795
Cash paid	$—	$2,412,731

See accompanying notes to unaudited consolidated financial statements

Contact:

IceWEB, Inc.

Investor Relations, 703-344-0951

investor@IceWEB.com

or

CEOcast

Gary Nash, 212-732-4300